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                                                                EXHIBIT 10.ff


                          BW/IP INTERNATIONAL, INC.

                                     1996


                          MANAGEMENT INCENTIVE PLAN

PURPOSE
-------

The purpose of the BW/IP Management Incentive Plan is to provide key management and professional employees of the Company, its parent and certain subsidiaries, (collectively "BW/IP"). with additional incentive to improve individual and organization performance. The incentive compensation is based on the accomplishment of financial and non-financial goals established to support the Company's business objectives.

PLAN SUMMARY
------------

The BW/IP Management Incentive Plan has several levels of participation, the selection criteria and guidelines for participation at each level are included in the following sections of this plan description. Participation and participation level are generally determined by the position held. To be considered for inclusion the position must afford real opportunity for the individual to have a substantial impact on the performance of the organization. Participation in MIP is at the discretion of the Company. Eligibility, bonus opportunity, and performance criteria will generally be established by the participant's level of responsibility, job size and accountability, and reporting relationship to management and executive level positions but no guarantee of participation or retention at any level is intended by the guidelines outlined in this document.

To be considered for inclusion at any level an employee must meet the eligibility requirements; be recommended by an Officer of the Company; and be approved by the President & CEO with further approval by the Compensation and Benefits Committee of the Board of Directors, as may be required.

Participation in the Management Incentive Plan does not imply the right to be retained in the employ of BW/IP, nor does it entitle a participant to any right or payment under this plan unless the participant meets the eligibility requirements and appropriate levels of job performance. The Company reserves the right to modify, suspend or terminate the Management Incentive Plan in whole or in part at any time.

MANAGEMENT INCENTIVE PLAN
-------------------------

MIP Tiers 1-5 is a cash bonus award plan for executive and key management personnel. Inclusion in these tiers is generally determined by the position but can also be influenced by other factors. Recommendation for participation and assignment of level of participants rests with the President & CEO and with approval of the Compensation and Benefits Committee of the Board as appropriate.




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The general definition of the five MIP tiers are as follows:


TIER 1           CHIEF EXECUTIVE

                 Limited by the plan to the President & CEO.

TIER 2           (VACANT)

TIER 3           EXECUTIVE OR GENERAL MANAGEMENT

                 This level of participation is for positions that are accountable for the operating results of free-standing businesses, or equivalent, that are not dependent on other units and have command of their resources. These positions and the incumbents have a major impact on overall corporate operating results and are subject only to broad policy and Chief Executive guidance.

TIER 4           SELECTED SENIOR DIVISION EXECUTIVES/CORPORATE STAFF OFFICERS

                 The positions in this level are accountable for operating results of several operations or large organization segments, or they have operational and conceptual integration or coordination of activities diverse in nature and objectives in an important management area with corporate-wide impact.

                 These positions generally have international responsibilities with a significant impact on overall corporate operating results. They are subject to functional policies and goals with Chief Executive or General Management direction.

TIER 5           KEY LINE MANAGERS/STAFF PROFESSIONALS

                 This level of participation is for positions that are accountable for the operating results of units with manufacturing, sales/marketing or product development, but generally not all three. Typically these operations or functions have P&L responsibility but are not considered free-standing units. Positions in this tier may also have advisory support roles to executive or general management at a corporate or division level in key functional areas such as finance or technology.

                 These positions have responsibility and authority to influence but not control major decisions impacting overall corporate or division operating results. An evaluation of these positions using the BW/IP job evaluation system will usually exceed 1180 Total Points.

MIP TIERS 6 ~ 7 is a cash bonus award plan for key line management and staff professionals for the operating units or corporate management. Participation in this plan is limited to employees who meet the general eligibility requirements and are not participants in any other BW/IP incentive compensation plan. MIP Tiers 6 & 7 has two levels of participation. Inclusion in these two tiers is generally determined by the position but can also be influenced by other factors. Recommendation for participation and assignment of level of participants rests with the President & CEO and with the approval of the Compensation and Benefits Committee of the Board as appropriate.

The general definition of the two MIP tiers is as follows:

TIER 6           OPERATIONS LINE MANAGEMENT/KEY DIVISION STAFF

                 Participation at this level is for positions where the performance of the incumbent contributes to the operating results of the Division and Operation. These positions generally report to senior operating or operations management and are responsible for a department or function in an important operating area. An evaluation of these positions using the BW/IP job evaluation system will usually exceed 860 Total Points with at least 230 Accountability points.

TIER 7          MID-MANAGERS-LINE/STAFF/PROFESSIONALS

                 Participation at this level is for positions that have any impact on successful operating results of the division's operations. These positions usually report to the general or operations management as manufacturing, technical or administrative department heads. An evaluation of these positions using the BW/IP job evaluation system will exceed 670 Total Points with 175 Accountability points.

BONUS POOL
----------

In addition to the individual bonus limits as established by the Plan, there is an overall Company MIP bonus pool expressed as a percentage of the Company's division operating income (DOI).

With the DOI budget generally set at target, the MIP target bonus pool is not to exceed 5% of the Company's DOI. Seventy five percent (75%) of the Company's DOI budget generally constitutes the Minimum performance level producing a bonus pool of approximately 0.6 times the target pool. One hundred twenty five percent (125%) of the Company's DOI budget generally constitutes the Maximum performance level producing a bonus pool of approximately 1.75 times the target pool.

In 1996, Target is being set at 8% above 1995 actual for Company and Division's DOI and the pool set accordingly. 85% and 135% of 1995 actual DOI constitutes the minimum and maximum performance levels, respectively, with Bonus Pool set within the limits noted in the paragraph above. Other goals, e.g.: return on capital (ROC), economic value added (EVA), EBIT, cash flow, net earnings or earnings per share (EPS), will have minimums or maximums adjusted according to balance sheet calculations. For 1996, the Bonus Pool for 115% performance above 1995 Actual is set at approximately 15% above the target level pool. Non-Financial and non-DOI related goals may be measured on the traditional basis.

If the aggregate guideline bonus calculation exceeds the bonus pool limit, guideline bonuses will be reduced to conform with the limitation.





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BONUS POOL...(CON'T.)
---------------------

In the event the Company does not achieve the Minimum performance level, but an individual division does, a divisional pool may be created subject to approval of the Compensation and Benefits Committee of the Board. The divisional pool is based on historical division's DOI percentage at target.

BONUS AWARD GUIDELINES, TARGETS, WEIGHTINGS
-------------------------------------------

For each participant, performance will be measured against financial and non-financial goals established before the beginning of the plan year. Specific targets will be established to support the accomplishment of long and short range goals consistent with the business objectives of the Company.

TABLE ONE (attached) provides the anticipated bonus opportunity at selected overall performance levels for each level of participation.

The overall performance of the participation will be measured as the weighted accomplishment of financial and non-financial goals of the individual and the operating units appropriate for the individual. Weightings will generally depend on the plan level of the participant following the general guideline that; financial objectives for line managers will generally not constitute less than 70% (for staff managers and professionals, not less than 50%) of the overall weight and individual, non-financial goals will not exceed 30% (50% for staff managers and professionals) of the total weight.

TABLE TWO (attached) is a matrix of the weighting by organizational units for each level of participation.

PLAN YEAR, BONUS PAYMENT AND PLAN ADMINISTRATION
------------------------------------------------

The Management Incentive Plan will be administered by the BW/IP International, Inc. Vice President Human Resources.

The Management Incentive Plan Year is the calendar year, January through December. Recommendation for participation and determination of goals should be completed before the start of the plan year.

Participants who as a result of transfer or promotion become eligible for participation at a different plan level will receive pro-rated awards based on the amount of time spent at each level, provided that a reasonable period (usually three months) was spent in each level. The pro- rated award will be based on the base salary at each level.

Employee participants must be on the payroll 31 December to be eligible for a bonus (to be paid by March of the following year).

Newly hired employees who are otherwise eligible and recommended for participation will normally be employed prior to July 1st to be included.

For each plan level an individual guideline bonus calculated as a percentage of year-ending base salary will be determined based on the participant's performance against established goals.





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
PLAN YEAR, BONUS PAYMENT AND PLAN ADMINISTRATION...(CON'T.)
-----------------------------------------------------------

Bonus payment for the plan year will be made no later than 15 March of the following year. The bonus award will be considered as ordinary income and subject to taxes as such. The payment will be included for U.S. pension calculations, but not for insurance or the Capital Accumulation Plan. Other country plans will be governed by local plan rules or local regulations.


TERMINATION OF EMPLOYMENT
-------------------------

Termination of employment by resignation or for cause prior to the end of the plan year will result in the loss of eligibility for payment of the bonus award.

Termination of employment as a result of retirement, lay-off, or permanent disability may not forfeit eligibility for a bonus award if the participant was eligible for an award for six months prior to the termination at plan year-end. Any exceptions to these requirements will be requested in writing to the Plan Administrator and if the exception is granted, it will be pro-rata payable no later than the normal payment date.





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
                    TABLE ONE - 1996 BONUS AWARD GUIDELINES
                                  TIERS 1 - 5
                         PAYMENT AS A % OF BASE SALARY


                           Minimum                1994             Target             115% of             Maximum 135%
 Plan Level (*)      85% of '94 Actual DOI      Actual DOI      108% of '94 DOI     '94 Actual DOI      of '94 Actual DOI
 --------------      ---------------------      ----------      ---------------     --------------      -----------------
 Tier 1                       25%                  35%               58%                  70%                  82%

 Tier 2                       22%                  30%               50%                  60%                  72%

 Tier 3                       20%                  27%               45%                  54%                  65%

 Tier 4                       18%                  23%               38%                  46%                  56%

 Tier 5                       13%                  17%               28%                  34%                  40%

(*) For DOI and DOI related calculations.



                    TABLE TWO - RESULTS WEIGHTING GUIDELINES
                                  TIERS 1 - 5
                         UNIT RESULTS AS A % OF OVERALL


                            BW/IP                Total            Area or (3)            Oper.           Individual or
      Plan Level             (1)                Div (2)           Country (s)          Unit (4)            Non-Fin'l
      ----------             ---                -------           -----------          --------            ---------
        Tier 1                70                  --                  --                  --                  30
        Tier 2                70                  --                  --                  --                  30
        Tier 3              20-70                0-60                 --                  --                 20-30
        Tier 4              20-70                0-60                 --                  --                 20-30
        Tier 5                10           /----------------    -----60(5)-----    ---------------\           30



(1)   TOTAL COMPANY includes ROC, EVA, EPS, net earnings, EBIT, and cash flow.

(2)   TOTAL DIVISION is the results of all operations of the unit worldwide.

(3) AREA OR COUNTRY(S) is the results of a geographically or functionally discreet segment of the unit.

(4) OPERATING UNIT is the results of the individual manufacturing, sales, or technical operations of the unit, as appropriate.

(5) For TIER 5 the 60% Weight will be allocated to the performance area appropriate for the participant's position.





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
                    TABLE ONE - 1996 BONUS AWARD GUIDELINES

                                  TIERS 6 & 7
                         PAYMENT AS A % OF BASE SALARY

                             Minimum                1994             Target             115% of             Maximum 135%
  Plan Level (*)      85% of '94 Actual DOI      Actual DOI      108% of '94 DOI     '94 Actual DOI      of '94 Actual DOI
  --------------      ---------------------      ----------      ---------------     --------------      -----------------
  Tier 6                       10%                  13%               21%                  26%                  30%

  Tier 7                        7%                   9%               15%                  18%                  20%

(*) For DOI and DOI related calculations.



                    TABLE TWO - RESULTS WEIGHTING GUIDELINES
                         UNIT RESULTS AS A % OF OVERALL

                            Total          Area or (2)       Oper.         Individual or
Plan Level       BW/IP     (Div(1)         Country(s)        Unit(3)         Non-Fin'l
----------       -----     -------         ----------        -------         ---------
TIER 6              10%      /----------------50-70(4)-----------------\        30-50
TIER 7                      /-----------------50-70(4)------------------\       30-50

NOTES
(1) TOTAL DIVISION is the results of all operations of the unit worldwide. Substitute BW/IP for Corporate participants.

(2) AREA OR COUNTRY(S) is the results of a geographically or functionally discreet segment of the unit.

(3) OPERATING UNIT is the results of the individual manufacturing, sales, or technical operations of the unit, as appropriate.

(4) For TIERS 6 & 7 the 50 - 70% Weight will be allocated to the performance area appropriate for the participant's position. Most line managers should have a 70% financial weighting.





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
             ATTACHMENT


         SAMPLE CALCULATIONS (1996)

                - TO BE PREPARED -





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



                        FINANCIALS (CASH FLOW & DIV. OP)

% OF TARGET (125%)     75   80   85   90   95   100   105   110   115   120   125
% OF TARGET (120%)     75   80   85   90   95   100   104   108   112   116   120
% OF TARGET (115%)     75   80   85   90   95   100   103   106   109   112   115


% OF SALARY (TIER 5)   13   16   19   21   23    25    30    35    40    45    50
% OF SALARY (TIER 6)   10   12   14   16 17.5    19    22    25    29    33    37
% OF SALARY (TIER 7)    7    9   10   11   12    13    15    17    19    21    23

================================================================================



                                 NON-FINANCIALS

RATING                CM     C     CP     OM     O     OP       DM        D
--------------------------------------------------------------------------------
% OF SALARY (TIER 5)  13     16     19     22     25    33       41       50
% OF SALARY (TIER 6)  10     13     15     17     19    25       31       37
% OF SALARY (TIER 7)   7      8.5   10     11.5   13    16       19       23





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

ATTACHMENT  2

                       SAMPLE CALCULATIONS (1994)

TIER 5 PARTICIPANT MIP

Factors,  Weighting & Performance
---------------------------------
 Financial Total =                  70%            Performance
         Cash Flow                  30%               100%
         Operating Income           20%                95%
            EPS                     20%               115%
Non-Financial Total                 30%             Outstanding Plus "OP"


TIER 5 MATRIX (FINANCIALS)
--------------------------
% Target                          90   95   100   105   110   115
Salary Factor 25                  21   23    25    30    35    40

Calculation -
-------------
Performance (%)                     (Salary Factor X Weiqht) = % Salary



                                                                  Salary
                                Perf.             Factor           Weight             Salary
                                ---------------------------------------------------------------
Factor 1 Cash Flow               100                .25        X       .30      =       7.5%
Factor 2 Oper.Income              95                .23        X       .20      =       4.6%
Factor 3 EPS                     115                .40        X       .20      =       8.0%
Factor 4 Non-Fin'l.              110                .33        X       .30      =       9.9%
                                                                                        ---

                    TOTAL % SALARY                                                     30.0%

NOTE: THESE ARE PROFORMA CALCULATIONS.   Individual bonuses will be calculated
on approved charts for their own unit.





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
ATTACHMENT 3
                           SAMPLE CALCULATIONS (1994)
TIER 6 PARTICIPANT MIP

Factors,  Weighting & Performance
---------------------------------
Financial Total =                     70%          Performance
    Total Div. Financials             20%              105%
    Unit Operating Income             20%              100%
    Unit Operating Cash Flow          20%               95%
    Unit Shipments                    10%               85%
Non-Financial Total                   30%         Outstanding Minus "OM"

TIER 6 MATRIX (FINANCIALS)
--------------------------
% Target                          90        95           100         105         110
Salary Factor                     16        17.5          19          22          25

Calculation -
-------------
Performance (%)                     (Salary Factor X Weighting) = % Salary


                                                  Salary                                  %
                                Perf.             Factor           Weight               Salary
                                ---------------------------------------------------------------
Factor 1 Div. Fin'ls              105                .22        X       .20        =       4.4%
Factor 2 Init Oper. Inc.          100                .19        X       .20        =       3.8%
Factor 3 Unit Op. Cash Flow        95                .07        X       .20        =       1.4%
Factor 4 Unit Shipments            85                .14        X       .10        =       1.4%
Factor 5 Non-Financials            95                .07        X       .30        =       2.1%
                                                                                           ---

                    TOTAL % SALARY                                          13.1%

NOTE:   THESE ARE PROFORMA CALCULATIONS.   Individual bonuses will be
calculated on approved charts for their own unit.





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